                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                                (AMENDMENT NO. 1)


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  June 30, 1999
                -----------------------------------------------
                Date of Report (Date of earliest event reported)


                              JAVELIN SYSTEMS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      0-21477                52-1945748
--------------------------------  ----------------------- ----------------------
 (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)               File Number)         Identification No.)



                             17891 Cartwright Avenue
                                Irvine, CA 92614
                     --------------------------------------
                    (Address of principal executive offices)


                                 (949) 449-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on May 3, 1999 to read as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Report of Independent Accountants

                  Balance Sheets of Dynamic Technologies, Inc. as of March 31, 1999 and April 30, 1998

                  Statements of Income and Retained Earnings of Dynamic Technologies, Inc. for the eleven months ended March 31, 1999 and the year ended April 30, 1998

                  Statements of Cash Flows of Dynamic Technologies, Inc. for the eleven months ended March 31, 1999 and the year ended April 30, 1998

                  Notes to Financial Statements


          (b)     Report of Independent Accountants

                  Balance Sheet of SB Holdings, Inc. as of December 31, 1998

                  Statement of Income and Retained Earnings of SB Holdings, Inc. for the year ended December 31, 1998

                  Statement of Cash Flows of SB Holdings, Inc. for the year ended December 31, 1998

                  Notes to Financial Statements


          (c)     Introduction to Unaudited Pro Forma Condensed Financial
                  Information

                  Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999

                  Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1998

                  Unaudited Pro Forma Condensed Combined Statement of Operations (for the nine months ended March 31, 1999

                  Notes to Unaudited Pro Forma Condensed Combined Financial Information

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             JAVELIN SYSTEMS, INC.


Dated: July 6, 1999          By: /s/ Horace Hertz
                             ---------------------
                             Horace Hertz
                             Chief Financial Officer

                              INDEX TO EXHIBITS

                  None

MYERS
& ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
----------------------------



                           DYNAMIC TECHNOLOGIES, INC.

                FINANCIAL STATEMENTS AND ACCOMPANYING INFORMATION

        ELEVEN MONTHS ENDED MARCH 31, 1999 AND YEAR ENDED APRIL 30, 1998

                           DYNAMIC TECHNOLOGIES, INC.

                                TABLE OF CONTENTS


                                                                    Page

INDEPENDENT AUDITOR'S REPORT                                          1

FINANCIAL STATEMENTS

    Balance Sheets                                                    2

    Statements of Income and Retained Earnings                        4

    Statements of Cash Flows                                        5-6

    Notes to Financial Statements                                   7-10

ACCOMPANYING INFORMATION

     Independent Auditor's Report on Accompanying Information        11

     Schedules of Cost of Sales                                      12

     Schedules of Selling, General and Administrative Expenses       13

MYERS
& ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
----------------------------

1515 West Chester Pike, Suite C-3
West Chester, PA 19382-7782
Phone: (610) 692-0464
Fax: (610) 344-9912

                        INDEPENDENT AUDITOR'S REPORT

To the Stockholders of Dynamic Technologies, Inc.

We have audited the accompanying balance sheets of Dynamic Technologies, Inc. (the Company) as of March 31, 1999 and April 30, 1998, and the related statements of income and retained earnings and cash flows for the eleven months then ended, and year then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Technologies, Inc. as of March 31, 1999 and April 30, 1998, and the results of its operations and its cash flows for the eleven months then ended and year then ended, respectively, in conformity with generally accepted accounting principles.

As discussed in note J to the financial statements, the Company's two shareholders sold all of their outstanding stock in the Company for cash and common stock of Javelin Systems, Inc. (Javelin). Simultaneously, the Company became a wholly owned subsidiary of Javelin on April 23, 1999.

/s/ Myers & Associates
----------------------------------
MYERS & ASSOCIATES
Certified Public Accountants

June 3, 1999

                           DYNAMIC TECHNOLOGIES, INC.
                                 BALANCE SHEETS
                        MARCH 31, 1999 AND APRIL 30, 1998

                                     ASSETS

                                                March 31,       April 30,
                                                  1999            1998
                                               -----------     -----------
CURRENT ASSETS
  Cash and equivalents                         $   608,662     $      -
  Marketable securities                            906,987         275,539
  Accounts receivable                            1,307,053       1,215,025
  Prepaid expenses                                   3,135          30,385
  Loan receivable - stockholders                    10,000            -
                                               -----------     -----------
         TOTAL CURRENT ASSETS                    2,835,837       1,520,949
                                               -----------     -----------

PROPERTY AND EQUIPMENT
  Furniture and fixtures                            60,243          40,919
  Office equipment                                 138,798          94,238
  Vehicles                                          33,684          33,684
                                               -----------     -----------
                                                   232,725         168,841
     Less accumulated depreciation                 127,189          86,848
                                               -----------     -----------
         NET PROPERTY AND EQUIPMENT                105,536          81,993
                                               -----------     -----------
OTHER ASSETS                                         5,053           7,102
                                               -----------     -----------
         TOTAL ASSETS                          $ 2,946,426     $ 1,610,044
                                               -----------     -----------
                                               -----------     -----------

 The accompanying notes are an integral part of these financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                March 31,       April 30,
                                                  1999            1998
                                               -----------     -----------
CURRENT LIABILITIES
   Accounts payable                            $    55,965     $     5,534
   Accrued payroll and payroll taxes             1,084,981          93,923
   Accrued expenses                                 65,193          81,233
   Accrued current income taxes                    338,516           3,430
   Deferred income taxes                           360,600         468,800
   Deferred revenue                                  7,000          32,000
                                               -----------     -----------
         TOTAL CURRENT LIABILITIES               1,912,255         684,920
                                               -----------     -----------

OTHER LIABILITIES
   Note payable - stockholders                        -            210,000
                                               -----------     -----------

         TOTAL LIABILITIES                       1,912,255         894,920
                                               -----------     -----------

                          STOCKHOLDERS' EQUITY

COMMON STOCK (no par value,
  10,000 shares authorized, 1,000
  shares issued and outstanding)                     1,000           1,000

RETAINED EARNINGS                                1,033,171         714,124
                                               -----------     -----------
         TOTAL STOCKHOLDERS' EQUITY              1,034,171         715,124
                                               -----------     -----------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                $ 2,946,426     $ 1,610,044
                                               -----------     -----------
                                               -----------     -----------

 The accompanying notes are an integral part of these financial statements.

                        DYNAMIC TECHNOLOGIES, INC.
                STATEMENTS OF INCOME AND RETAINED EARNINGS
                FOR THE ELEVEN MONTHS ENDED MARCH 31, 1999
                       AND YEAR ENDED APRIL 30, 1998

                                                March 31,       April 30,
                                                  1999            1998
                                               ----------      ----------
NET SALES                                      $6,681,721      $4,770,318

COST OF SALES                                     808,021         900,979
                                               ----------      ----------
       GROSS PROFIT                             5,873,700       3,869,339

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                     5,296,227       2,731,321
                                               ----------      ----------
INCOME FROM OPERATIONS                            577,473       1,138,018

OTHER INCOME (EXPENSES)
    Interest expense                                 -            (23,775)
    Penalties                                        -            (10,577)
    Interest income                                 1,449           1,873
    Dividend income                                34,864          32,249
    Loss on sale of assets                           -             (3,695)
    Loss on marketable securities                 (39,484)           -
    Gain on sale of investments                      -              2,404
    Other                                            (635)             88
                                               ----------      ----------
       TOTAL OTHER INCOME (EXPENSE)                (3,806)         (1,433)
                                               ----------      ----------

INCOME BEFORE INCOME TAXES                        573,667       1,136,585

PROVISION FOR INCOME TAXES                        254,620         487,830
                                               ----------      ----------
NET INCOME                                        319,047         648,755

RETAINED EARNINGS, BEGINNING OF PERIOD            714,124          65,369
                                               ----------      ----------
RETAINED EARNINGS, END OF PERIOD               $1,033,171      $  714,124
                                               ----------      ----------
                                               ----------      ----------

 The accompanying notes are an integral part of these financial statements.

                          DYNAMIC TECHNOLOGIES, INC.
                           STATEMENTS OF CASH FLOWS
                  FOR THE ELEVEN MONTHS ENDED MARCH 31, 1999
                         AND YEAR ENDED APRIL 30, 1998

                                                                 March 31,             April 30,
                                                                   1999                  1998
                                                                ----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $  319,047            $   648,755
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                 42,390                 86,708
      Provision for deferred tax (benefit) expense                (108,200)               457,900
      (Gain) loss on investments                                    39,484                 (2,404)
      Loss on sale of fixed assets                                    -                     3,695
      (Increase) decrease in certain current assets:
        Accounts receivable                                        (92,028)            (1,176,346)
        Prepaid expenses                                            27,250                (15,811)
        Deposits/escrow                                               -                    38,839
      Increase (decrease) in certain current liabilities:
        Accounts payable                                            50,431                (94,467)
        Accrued liabilities and expenses                         1,310,104                132,212
        Deferred revenue                                           (25,000)                32,000
                                                                ----------            -----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES                      1,563,478                111,081
                                                                ----------            -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of marketable securities                               (949,600)              (723,134)
  Purchase of fixed assets                                         (63,884)               (72,707)
  Proceeds from sale of fixed assets                                  -                    20,000
  Proceeds from sale of marketable securities                      278,668                450,000
                                                                ----------            -----------
  NET CASH (USED) BY INVESTING ACTIVITIES                         (734,816)              (325,841)
                                                                ----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of shareholder loans                                  (220,000)              (240,000)
  Expenditure for lease acquisition                                   -                    (6,350)
                                                                ----------            -----------
  NET CASH (USED) BY FINANCING ACTIVITIES                         (220,000)              (246,350)
                                                                ----------            -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                   $  608,662            $  (461,110)
                                                                ----------            -----------
                                                                ----------            -----------

 The accompanying notes are an integral part of these financial statements.

                       DYNAMIC TECHNOLOGIES, INC.
                  STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE ELEVEN MONTHS ENDED MARCH 31, 1999
                      AND YEAR ENDED APRIL 30, 1998

                                                                 March 31,             April 30,
                                                                   1999                  1998
                                                                ----------            -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                   $  608,662            $  (461,110)

CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD                                                              -                   461,110
                                                                ----------            -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $  608,662            $      -
                                                                ----------            -----------
                                                                ----------            -----------
SUPPLEMENTAL CASH FLOW INFORMATION

  CASH PAID DURING THE PERIOD FOR:

    INTEREST                                                    $     -               $    23,775
                                                                ----------            -----------
                                                                ----------            -----------
    INCOME TAXES                                                $   27,734            $    26,824
                                                                ----------            -----------
                                                                ----------            -----------

 The accompanying notes are an integral part of these financial statements.

                           DYNAMIC TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - Dynamic Technologies, Inc. is a technical service company that provides a wide range of services primarily to the pharmaceutical industry, including asset management, network engineering, data center management, custom software development, internet/intranet development, technical "help-desk" support, and computer training.

         USE OF ESTIMATES - The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenues, and expenses. Actual results may differ from these estimates.

         CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         MARKETABLE SECURITIES - The Company's marketable securities consist of a mutual fund acquired with cash not immediately needed in operations. The investment is held temporarily and is readily convertible to cash when needed. The mutual fund is recorded at market value, which approximates cost.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - No allowance for uncollectible accounts has been provided. Management has evaluated the accounts and believes they are all collectible.

         PROPERTY, EQUIPMENT AND DEPRECIATION - Property and equipment are valued at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight-line and accelerated methods for financial accounting purposes, based on the estimated useful lives of the assets.

         INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes arise substantially from the difference between financial reporting using accrual accounting under generally accepted accounting principles and tax reporting using the cash method. The deferred tax liability represents the future tax return consequence of reporting collected receivables as taxable income and reporting accounts payable and accrued expenses as deductible expenses when paid.

                          DYNAMIC TECHNOLOGIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                MARCH 31, 1999

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DEFERRED REVENUE - The Company recognizes revenue from service contracts ratably over the contract period. Deferred revenue represents amounts billed in advance of the contract period.

NOTE B - CONCENTRATION OF CREDIT RISK

         The Company maintains bank deposit accounts at one local financial institution. The balances, at times, may exceed federally insured limits. Uninsured balances are approximately $531,000 at March 31, 1999.

NOTE C - MARKETABLE SECURITIES

         Proceeds from sales of marketable securities were $278,668 during the eleven months ended March 31, 1999 and $450,000 during fiscal year ended April 30, 1998.

NOTE D - INCOME TAXES

         The provisions for income taxes consist of the following components:

                                        Eleven Months
                                            Ended              Year Ended
                                        March 31, 1999       April 30, 1998
                                        --------------       --------------

         Current                           $ 362,820            $ 29,930
         Deferred (benefit expense)         (108,200)            457,900
                                           ---------            --------
         Provision for income taxes        $ 254,620            $487,830
                                           ---------            --------
                                           ---------            --------

         A reconciliation of the statutory U.S. federal rate and effective tax rates follows:

         Statutory U.S. federal rate           34.0%               34.0%
         State income taxes, net of
           federal benefit                      9.9%                7.3%
         Other                                   .5%                1.6%
                                           ---------            --------
         Total                                 44.4%               42.9%
                                           ---------            --------
                                           ---------            --------

                          DYNAMIC TECHNOLOGIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                MARCH 31, 1999

NOTE E - RETIREMENT PLAN

         Effective July 1, 1997, the Company adopted a 401(k) retirement plan. The plan covers all employees after 90 days of continuous active employment, who are at least 21 years of age. The Company currently does not match any elected salary deferral made by eligible employees, but pays for the cost of administering the plan.

NOTE F - OPERATING LEASES

         The Company has various leases for equipment, automobiles and office space, which are classified as operating leases. Future minimum lease payments under the non-cancelable operating leases are as follows:

               4/30/2000                                    $204,516
               4/30/2001                                      91,816
                                                            --------
                                                            $296,332
                                                            --------
                                                            --------

         Rent expense associated with these leases were $172,940 for the eleven months ended March 31, 1999, and $119,680 for the year ended April 30, 1998.

NOTE G - NOTE PAYABLE - STOCKHOLDERS

         An uncollateralized note payable ($210,000 at April 30, 1998) to the Company shareholders was repaid in 1998. Interest ($23,775) in 1998 accrued at 6%.

NOTE H - RELATED PARTY TRANSACTIONS

         Under a management agreement for the use of key employees, the Company paid and accrued a management fee of $241,000 to SB Holdings, Inc. (Holdings) in fiscal year ended April 30, 1998. One of the Company's shareholders is a 50% shareholder in Holdings along with a management employee of the Company.

         These same individuals controlled Big Bang Software, Inc., which was liquidated in 1998. In fiscal 1998, the Company paid royalties to Big Bang Software, Inc. of $81,000.

         One of the Company's shareholders also owns all of the stock of Interphase Systems, Inc., which is currently inactive.

                          DYNAMIC TECHNOLOGIES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                MARCH 31, 1999

NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

         At March 31, 1999, accrued payroll included discretionary bonuses of $700,354 to shareholders and the management employee. In fiscal year 1998, $886,000 was paid to the shareholders in discretionary bonuses.

NOTE I - MAJOR CUSTOMER

         A material part of the Company's business is dependent upon two customers, the loss of which would have a materially adverse effect on the Company. For the eleven months ended March 31, 1999, and year ended April 30, 1998, sales to these customers were approximately $6,379,000 and $4,500,000, respectively, which accounted for approximately 95% and 94% of revenues, respectively. The Company had an accounts receivable balance from these two customers of approximately $1,242,000 at March 31, 1999.

NOTE J - SUBSEQUENT EVENT

         Effective April 23, 1999, the stockholders of the Company sold all of their shares of Company stock for cash and stock to Javelin Systems, Inc., a publicly traded company. On that date, the Company became a wholly owned subsidiary of Javelin.

NOTE K - YEAR 2000 (UNAUDITED)

         The "Year 2000 issue" refers to the potential failure of computer software and embedded computer chips to properly recognize the year 2000 and later dates. The Company and its vendors have addressed the changes that will be needed on the computer systems used by the Company. They believe that these systems will be no more likely to suffer disruptions from the year 2000 problem than from any other type of hardware or software problem than may occur from time to time with many complex systems.

          INDEPENDENT AUDITOR'S REPORT ON ACCOMPANYING INFORMATION

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedules of cost of sales and selling, general and administrative expenses are presented for purposes of additional analyses and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


June 3, 1999
West Chester, PA

                         DYNAMIC TECHNOLOGIES, INC.
                         SCHEDULES OF COST OF SALES
                 FOR THE ELEVEN MONTHS ENDED MARCH 31, 1999
                        AND YEAR ENDED APRIL 30, 1998

                                           March 31,            April 30,
                                              1999                1998
                                           ---------            ---------
Computer hardware, software and parts      $582,841             $541,227
Instruction services                        198,197                 -
Management fees                                -                 241,000
Royalties                                      -                  81,233
Shipping                                     21,051               35,547
System development consulting                 5,932                1,972
                                           --------             --------
     TOTAL COST OF SALES                   $808,021             $900,979
                                           --------             --------
                                           --------             --------

                         DYNAMIC TECHNOLOGIES, INC.
          SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE ELEVEN MONTHS ENDED MARCH 31, 1999
                        AND YEAR ENDED APRIL 30, 1998

                                           March 31,            April 30,
                                             1999                 1998
                                          ----------           ----------
Advertising and promotions                $   52,971           $   20,444
Auto expenses                                 11,136               10,110
Bank and merchant fees                           439                1,480
Contributions                                    360                2,368
Depreciation and amortization                 42,390               86,708
Dues and subscriptions                         2,427                4,047
Equipment rental                              41,610               19,591
Insurance                                    105,778               55,380
Miscellaneous                                  3,300                2,842
Office expense                                20,596               28,817
Printing and reproduction                     32,540               28,632
Professional fees                             39,820               31,727
Rent                                         120,680               92,141
Repairs and maintenance                       25,536               11,515
Salaries and wages                         4,288,307            2,058,222
Seminars, meetings and trade shows            10,390               14,933
Taxes, payroll                               239,697              115,228
Telephone                                     91,373               92,824
Training and recruiting                       50,976                3,339
Travel and entertainment                      94,296               35,532
Tuition and education                          2,946                2,962
Utilities                                     18,659               12,479
                                          ----------           ----------
     TOTAL SELLING, GENERAL AND
        ADMINISTRATIVE EXPENSES           $5,296,227           $2,731,321
                                          ----------           ----------
                                          ----------           ----------

MYERS
& ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
----------------------------


                               SB HOLDINGS, INC.

                             FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1998

                               SB HOLDINGS, INC.

                               TABLE OF CONTENTS


                                                                      Page


INDEPENDENT AUDITOR'S REPORT                                            1

FINANCIAL STATEMENTS

    Balance Sheet                                                       2

    Statement of Income and Accumulated Deficit                         3

    Statement of Cash Flows                                             4

    Notes to Financial Statements                                       5

MYERS
& ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
----------------------------

1515 West Chester Pike, Suite C-3
West Chester, PA 19382-7782
Phone: (610) 692-0464
Fax: (610) 344-9912


                    INDEPENDENT AUDITOR'S REPORT

To the Stockholders of SB Holdings, Inc.

We have audited the accompanying balance sheet of SB Holdings, Inc. (the Company) as of December 31, 1998, and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SB Holdings, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in note D to the financial statements, the Company's two shareholders sold all of their outstanding stock in the Company to Javelin Systems, Inc. (Javelin). Simultaneously, the Company became a wholly owned subsidiary of Javelin on April 23, 1999.

/s/ Myers & Associates
----------------------------------
MYERS & ASSOCIATES
Certified Public Accountants

June 3, 1999

                             SB HOLDINGS, INC.
                               BALANCE SHEET
                             DECEMBER 31, 1998

                                   ASSETS

CURRENT ASSETS
  Cash                                           $   150
                                                 -------
    TOTAL ASSETS                                                 $   150
                                                                 -------
                                                                 -------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Payroll tax liabilities                        $   112
                                                 -------
    TOTAL LIABILITIES                                                112
                                                                 -------
                                                                 -------

                             STOCKHOLDERS' EQUITY

COMMON STOCK (no par value, 10,000
  shares authorized, 2,000 shares
  issued and outstanding)                          2,000
ACCUMULATED DEFICIT                               (1,962)
                                                 -------
       TOTAL STOCKHOLDERS' EQUITY                                     38
                                                                 -------
       TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                                    $   150
                                                                 -------
                                                                 -------

 The accompanying notes are an integral part of these financial statements.

                             SB HOLDINGS, INC.
                STATEMENT OF INCOME AND ACCUMULATED DEFICIT
                   FOR THE YEAR ENDED DECEMBER 31, 1998

REVENUE                                                         $241,000

GENERAL AND ADMINISTRATIVE EXPENSES
  Bank service charges                                31
  Legal fees                                       9,289
  Salaries                                       270,000
  Taxes, payroll                                  13,069
  Taxes, other                                       573
                                                 -------
    TOTAL GENERAL AND ADMINISTRATIVE
      EXPENSES                                                   292,962
                                                                --------
NET (LOSS)                                                       (51,962)

RETAINED EARNINGS - BEGINNING                                    100,000

DISTRIBUTIONS                                                    (50,000)
                                                                --------
ACCUMULATED DEFICIT - ENDING                                    $ (1,962)
                                                                --------
                                                                --------

 The accompanying notes are an integral part of these financial statements.

                             SB HOLDINGS, INC.
                         STATEMENT OF CASH FLOWS
                   FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                     $  (51,962)
  Adjustments to reconcile net
   income to net cash:
    Decrease in accounts receivable                 100,000
    Increase in accounts payable                        112
                                                 ----------
      NET CASH PROVIDED BY
        OPERATING ACTIVITIES                                    $  48,150

CASH FLOWS FROM INVESTING ACTIVITIES                                 -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholders' loans                   2,000
  Distributions                                     (50,000)
                                                 ----------
      NET CASH (USED) BY
        FINANCING ACTIVITIES                                     (48,000)
                                                                --------
NET INCREASE IN CASH                                                 150

CASH AT BEGINNING OF YEAR                                           -
                                                                --------
CASH AT END OF YEAR                                             $    150
                                                                --------
                                                                --------

 The accompanying notes are an integral part of these financial statements.

                               SB HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE A - ORGANIZATION

         SB Holdings, Inc. is in the business of software development, computer consulting and related services.

NOTE B - INCOME TAXES

         The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

NOTE C - RELATED PARTY TRANSACTIONS

         Under a management agreement for the use of key employees, the Company received a management fee of $241,000 from Dynamic Technologies, Inc. (Dynamic) in year ended December 31, 1998. One of the Company's shareholders is a 49% shareholder in Dynamic and the other shareholder is a management employee of Dynamic.

         These same individuals controlled Big Bang Software, Inc. which was liquidated in 1998.

         One of the Company's shareholders also owns all of the stock of Interphase Systems, Inc., which is currently inactive.

NOTE D - SUBSEQUENT EVENT

         Effective April 23, 1999, the stockholders of the Company sold all of their shares of Company stock to Javelin Systems, Inc., a publicly traded company. On that date, the Company became a wholly owned subsidiary of Javelin.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 23, 1999, Javelin Systems, Inc., a Delaware corporation ("Javelin" or the "Company"), acquired all of the outstanding capital stock (the "DTI Stock") of Dynamic Technologies, Inc., a Pennsylvania corporation ("DTI"), and all of the outstanding capital stock (the "SB Stock") of SB Holdings, Inc., a Pennsylvania corporation ("SB"), from John Biglin, Denise Biglin and John Seitz (collectively, the "Selling Shareholders"), pursuant to the terms of a Stock Purchase Agreement, dated April 23, 1999, by and among the Company, DTI, SB and the Selling Shareholders (the "Agreement"). The aggregate purchase price for the DTI Stock and the SB Stock consisted of $10,000,000 in cash and 452,226 shares of the Common Stock of the Company. The Company may be required to pay an additional (i) $2,000,000 in cash and
(ii) $1,000,000 in value (as defined in the Agreement) of Common Stock of the Company issuable upon the satisfaction of certain milestones for each of the quarters in the fiscal year ending April 30, 2000. The purchase price was determined based upon negotiations between the parties. The cash portion of the consideration used proceeds from the Company's public offering of Common Stock completed in February 1999. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of DTI and SB have been included with those of the Company beginning on the date of acquisition. The purchase price of $14,397,800 (including acquisition costs of $147,800) was based on the quoted market price of the Company's common stock discounted by 15% due to restrictions and liquidity. The purchase price resulted in excess of acquisition costs over net assets of $13,485,400. Such excess (which will increase for any contingent payments) will be amortized over 10 years. The final allocation of the purchase price and the life of the resulting goodwill may vary as additional information is obtained and as an appraisal from an independent valuation firm is completed; accordingly, the ultimate allocation and the amortization of goodwill may differ from that used in the accompanying pro forma combined financial information.

DTI and SB provide custom Internet/Intranet software and services. The Company currently intends to maintain DTI and SB as wholly-owned subsidiaries of the Company, and intends to continue to use DTI's and SB's plant, equipment and other physical property in the manner in which it was used prior to the closing.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999, combines the historical balance sheets of Javelin, DTI and SB as if the acquisition had occurred on March 31, 1999, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 1998 and for the nine months ended March 31, 1999 present the combined results of operations of Javelin, DTI and SB as if the acquisition had occurred July 1, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Information.

The pro forma results of operations are not necessarily indicative of the results of future operations. No assurance can be given with respect to the ultimate future results of operations.

This report on Form 8-KA contains forward looking statements which are subject to risks and uncertainties, including the risks described in the Company's periodic reports and other filings with the Securities Exchange Commission.

              PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            MARCH 31, 1999
                              (Unaudited)

                                                                                                                    PROFORMA
                                                      JAVELIN          DTI          SB        ADJUSTMENTS           COMBINED
ASSETS

CURRENT ASSETS:
CASH AND CASH EQUIVALENTS                           $ 22,211,300   $   608,700    $  100      $(10,147,800)      $  12,672,300
MARKETABLE SECURITIES                                                  907,000                                         907,000
ACCOUNTS RECEIVABLE - NET                             15,069,800     1,307,100                                      16,376,900
INVENTORIES                                           14,059,000                                                    14,059,000
DEFERRED INCOME TAXES                                    204,900                                                       204,900
OTHER CURRENT ASSETS                                     651,300        13,000                                         664,300
                                                    --------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                  52,196,300     2,835,800       100       (10,147,800)         44,884,400

PROPERTY AND EQUIPMENT, NET                            2,200,400       105,500                                       2,305,900
EXCESS OF COST OVER NET ASSETS OF
  PURCHASED BUSINESSES                                11,100,600                                13,363,600          24,464,200
DEFERRED FINANCING COSTS                                 692,900                                                       692,900
OTHER ASSETS, NET                                        174,300         5,100                                         179,400
                                                    --------------------------------------------------------------------------
TOTAL ASSETS                                        $ 66,364,500   $ 2,946,400    $  100      $  3,215,800        $ 72,526,800
                                                    --------------------------------------------------------------------------
                                                    --------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
LINE OF CREDIT                                      $  1,878,600   $              $           $                   $  1,878,600
ACCOUNTS PAYABLE                                       7,194,600        56,000                                       7,250,600
ACCRUED EXPENSES                                       2,308,800     1,150,200                                       3,459,000
CURRENT MATURITIES OF LONG-TERM DEBT                     300,000                                                       300,000
CUSTOMER DEPOSITS                                          2,700                                                         2,700
DEFERRED MAINTENANCE REVENUES                            497,800         7,000                                         504,800
INCOME TAXES PAYABLE                                     912,100       338,500                                       1,250,600
DEFERRED INCOME TAXES                                                  360,600                                         360,600
                                                    --------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                             13,094,600     1,912,300      -                -              15,006,900
                                                    --------------------------------------------------------------------------

                                                    --------------------------------------------------------------------------
DEFERRED RENT EXPENSE                                     15,100                                                        15,100
                                                    --------------------------------------------------------------------------
LONG-TERM DEBT, NET OF CURRENT PORTION                 1,331,800                                                     1,331,800
                                                    --------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
PREFERRED STOCK, $0.01 PAR VALUE:
   AUTHORIZED SHARES--1,000,000;
   ISSUED AND OUTSTANDING SHARES--NONE
COMMON STOCK, $.01 PAR VALUE:
   AUTHORIZED SHARES--20,000,000;
   ISSUED AND OUTSTANDING SHARES--
     ACTUAL, 8,334,581; AS ADJUSTED,
     8,786,807                                            83,300         1,000     2,000              1,500             87,800
ADDITIONAL PAID IN CAPITAL                            49,618,600                                  4,245,500         53,864,100
DEFERRED COMPENSATION                                    (14,400)                                                      (14,400)
RETAINED EARNINGS                                      2,314,400     1,033,100    (1,900)        (1,031,200)         2,314,400
ACCUMULATED OTHER COMPREHENSIVE LOSS                     (78,900)                                                      (78,900)
                                                    --------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                            51,923,000     1,034,100       100          3,215,800         56,173,000
                                                    --------------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                              $ 66,364,500   $ 2,946,400    $  100       $  3,215,800      $  72,526,800
                                                    --------------------------------------------------------------------------
                                                    --------------------------------------------------------------------------

                            JAVELIN SYSTEMS, INC.
            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 1998
                                 (UNAUDITED)

                                                                                                 PRO FORMA
                                    JAVELIN         DTI            SB          ADJUSTMENTS        COMBINED
REVENUES:
  PRODUCT SALES                   $27,132,400   $             $               $                 $27,132,400
  SERVICE                           2,513,700    4,770,300                                        7,284,000
                                  -------------------------------------------------------------------------
TOTAL REVENUES                     29,646,100    4,770,300                                       34,416,400
                                  -------------------------------------------------------------------------

COST OF REVENUES:
  COST OF PRODUCT SALES            19,831,300                                                    19,831,300
  COST OF SERVICE                   1,904,700      901,000                                        2,805,700
                                  -------------------------------------------------------------------------
TOTAL COST OF REVENUES             21,736,000      901,000                                       22,637,000
                                  -------------------------------------------------------------------------

                                  -------------------------------------------------------------------------
GROSS PROFIT                        7,910,100    3,869,300                                       11,779,400
                                  -------------------------------------------------------------------------
OPERATING EXPENSES:
  RESEARCH AND DEVELOPMENT            874,000                                                       874,000
  SELLING AND MARKETING             1,179,900       70,800                                        1,250,700
  GENERAL AND ADMINISTRATIVE        4,195,500    2,660,500                       717,300          7,573,300
                                  -------------------------------------------------------------------------
TOTAL OPERATING EXPENSES            6,249,400    2,731,300                       717,300          9,698,000
                                  -------------------------------------------------------------------------

INCOME FROM OPERATIONS              1,660,700    1,138,000                      (717,300)         2,081,400
INTEREST EXPENSE, NET                (115,000)     (23,800)                                        (138,800)
OTHER INCOME                           53,300       22,400                                           75,700
                                  -------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES          1,599,000    1,136,600                      (717,300)         2,018,300
PROVISION FOR INCOME TAXES           (584,900)    (487,800)                     (265,700)        (1,338,400)
                                  -------------------------------------------------------------------------
NET INCOME                        $ 1,014,100   $  648,800    $                $(983,000)      $    679,900
                                  -------------------------------------------------------------------------
                                  -------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:
      BASIC                       $      0.28                                                  $       0.17
                                  -----------                                                  ------------
                                  -----------                                                  ------------
      DILUTED                     $      0.27                                                  $       0.16
                                  -----------                                                  ------------
                                  -----------                                                  ------------

SHARES USED IN COMPUTING
   EARNINGS PER SHARE:
      BASIC                         3,622,604                                                     4,074,830
                                  -----------                                                  ------------
                                  -----------                                                  ------------
      DILUTED                       3,750,611                                                     4,202,837
                                  -----------                                                  ------------
                                  -----------                                                  ------------

                             JAVELIN SYSTEMS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)

                                                                                           PRO FORMA
                                   JAVELIN         DTI          SB        ADJUSTMENTS       COMBINED
REVENUES:
  PRODUCT SALES                  $43,132,400   $             $            $               $43,132,400
  SERVICE                          8,758,200    5,551,100     241,000                      14,550,300
                                 --------------------------------------------------------------------
TOTAL REVENUES                    51,890,600    5,551,100     241,000                      57,682,700
                                 --------------------------------------------------------------------

COST OF REVENUES:
  COST OF PRODUCT SALES           30,752,400                                               30,752,400
  COST OF SERVICE                  6,993,300      214,000     270,000                       7,477,300
                                 --------------------------------------------------------------------
TOTAL COST OF REVENUES            37,745,700      214,000     270,000                      38,229,700
                                 --------------------------------------------------------------------

                                 --------------------------------------------------------------------
GROSS PROFIT                      14,144,900    5,337,100     (29,000)                     19,453,000
                                 --------------------------------------------------------------------

OPERATING EXPENSES:
  RESEARCH AND DEVELOPMENT           932,600                                                  932,600
  SELLING AND MARKETING            2,506,700      171,200                                   2,677,900
  GENERAL AND ADMINISTRATIVE       6,535,900    4,084,500      23,000      (129,800)       10,513,600
                                 --------------------------------------------------------------------
TOTAL OPERATING EXPENSES           9,975,200    4,255,700      23,000      (129,800)       14,124,100
                                 --------------------------------------------------------------------
INCOME FROM OPERATIONS             4,169,700    1,081,400     (52,000)      129,800         5,328,900
INTEREST EXPENSE, NET               (615,200)                                                (615,200)
OTHER INCOME                          22,900       (3,800)                                     19,100
                                 --------------------------------------------------------------------
INCOME BEFORE INCOME TAXES         3,577,400    1,077,600     (52,000)      129,800         4,732,800
PROVISION FOR INCOME TAXES        (1,395,700)    (478,200)                 (498,100)       (2,372,000)
                                 --------------------------------------------------------------------
NET INCOME                       $ 2,181,700   $  599,400    $(52,000)    $(368,300)      $ 2,360,800
                                 --------------------------------------------------------------------
                                 --------------------------------------------------------------------

EARNINGS PER COMMON SHARE:
      BASIC                      $      0.40                                              $      0.40
                                 -----------                                              -----------
                                 -----------                                              -----------
      DILUTED                    $      0.39                                              $      0.39
                                 -----------                                              -----------
                                 -----------                                              -----------
SHARES USED IN COMPUTING
   EARNINGS PER SHARE:
      BASIC                        5,444,549                                                5,896,775
                                 -----------                                              -----------
                                 -----------                                              -----------
      DILUTED                      5,633,269                                                6,085,495
                                 -----------                                              -----------
                                 -----------                                              -----------

                       NOTES TO THE UNAUDITED PRO FORMA
                       CONDENSED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

On April 23, 1999, Javelin Systems, Inc., a Delaware corporation ("Javelin" or the "Company"), acquired all of the outstanding capital stock (the "DTI Stock") of Dynamic Technologies, Inc., a Pennsylvania corporation ("DTI"), and all of the outstanding capital stock (the "SB Stock") of SB Holdings, Inc., a Pennsylvania corporation ("SB"), from John Biglin, Denise Biglin and John Seitz (collectively, the "Selling Shareholders"), pursuant to the terms of a Stock Purchase Agreement, dated April 23, 1999, by and among the Company, DTI, SB and the Selling Shareholders (the "Agreement"). The aggregate purchase price for the DTI Stock and the SB Stock consisted of $10,000,000 in cash and 452,226 shares of the Common Stock of the Company. The Company may be required to pay an additional (i) $2,000,000 in cash and
(ii) $1,000,000 in value (as defined in the Agreement) of Common Stock of the Company issuable upon the satisfaction of certain milestones for each of the quarters in the fiscal year ending April 30, 2000. The purchase price was determined based upon negotiations between the parties. The cash portion of the consideration used proceeds from the Company's public offering of Common Stock completed in February 1999. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of DTI and SB have been included with those of the Company beginning on the date of acquisition. The purchase price of $14,397,800 (including acquisition costs of $147,800) was based on the quoted market price of the Company's common stock discounted by 15% due to restrictions and liquidity. The purchase price resulted in excess of acquisition costs over net assets of $13,485,400. Such excess (which will increase for any contingent payments) will be amortized over 10 years. The final allocation of the purchase price and the life of the resulting goodwill may vary as additional information is obtained and as an appraisal from an independent valuation firm is completed; accordingly, the ultimate allocation and the amortization of goodwill may differ from that used in the accompanying unaudited pro forma condensed combined financial information.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999, combines the historical balance sheets of Javelin, DTI and SB as if the acquisition had occurred on March 31, 1999, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended June 30, 1998 presents the combined results of Javelin for the year ended June 30, 1998, of DTI for the year ended April 30, 1998 and of SB for the year ended April 30, 1998 as if the acquisition had occurred July 1, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Information. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended March 31, 1999 presents the combined results of Javelin for the nine months ended March 31, 1999, of DTI for the nine months ended January 31, 1999 and of SB for the nine months ended January 31, 1999 as if the acquisition had occurred July 1, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of Javelin Systems, Inc. for the year ended June 30, 1998 which are included in the Company's Annual Report on Form 10-KSB and for the nine months ended March 31, 1999 which are included in Form 10-QSB.

NOTE 2 - ADJUSTMENTS

The Unaudited Pro Forma Condensed Combined Financial Information reflects the acquisition of DTI and SB using the purchase method of accounting. Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999 are as follows:

(1)      Goodwill                               13,363,600
         Common Stock of DTI and SB                  3,000
         Retained Earnings                       1,031,200
                Cash                                              10,147,800
                Common Stock of Javelin                                4,500
                Additional Paid In Capital                         4,245,500

Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1998 are summarized as follows:

(2)      Amortization of goodwill                                 1,336,400
(3)      Reduction in salaries to two former shareholders           619,100
         The reduction represents the difference between the actual salaries paid and/or accrued to the shareholders of DTI/SB and the post-acquisition salaries to be paid pursuant to employment agreements.
(4)      Increase in provision for income taxes                     265,700
         The increase represents the additional income tax provision relating to the reduction in salaries described above. The amortization of goodwill is not deductible for income tax purposes, and accordingly, no benefit therefor has been recorded.

Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1999 are summarized as follows:

(5)      Amortization of goodwill                                 1,002,300
(6)      Reduction in salaries to two former shareholders         1,132,100
(7)      Increase in provision for income taxes                     498,100